UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

NATIONAL INSTRUMENTS CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-25426

Delaware (State or other jurisdiction of incorporation)	74-1871327 (IRS Employer Identification No.)

11500 North MoPac Expressway, Austin, Texas 78759
(Address of principal executive offices including Zip Code)

(512) 338-9119
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On March 21, 2007, the Board of Directors of National Instruments Corporation (the “Company”) adopted and approved the performance criteria and associated potential award for the fiscal year ended December 31, 2007 for the Company’s named executive officers who participate in the Annual Incentive Program (“AIP”), which is filed as Exhibit 10.1 filed to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006. The AIP provides for the payment of cash bonuses to the Company’s officers (including named executive officers but excluding the Company’s President), Business and Technology Fellows, and Research and Development Fellows based upon the attainment of certain performance criteria established by the Board of Directors and the Company’s President. The AIP is intended to increase shareholder value and the success of the Company by providing incentive and reward for accomplishment of certain objectives for key executives and certain significant employees. The incentive cash bonuses awarded under this program are calculated by the Compensation Committee of the Board of Directors (“Compensation Committee”) based upon the objectives set for each participant with a maximum of 30% of the Participant’s salary (or, in the case of the Senior Vice President of Sales, salary plus targeted commission) for Senior Vice Presidents and a maximum 20% of the participant’s salary for Vice Presidents, Business and Technology Fellows, and Research and Development Fellows. At the end of the calendar year, the Compensation Committee and the Company’s President will determine whether the objectives of each individual participant were met and thereafter will determine the amount of the payment (if any) to be made to each participant under the plan based on the achievement of such objectives and the discretion of the Company’s President and the Compensation Committee.

        Because the amount of a participant’s AIP cash bonus is dependent upon the satisfaction of the objectives, the exact amount of the payout (if any) to an executive under the program cannot be determined at this time. A description of the performance criteria and potential award for the Company’s named executive officers who participate in the AIP is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibit

Exhibit	Description
99.1	Description of 2007 Annual Incentive Program Goals and Awards for the Named Executive Officers.

Signature(s)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2007	NATIONAL INSTRUMENTS CORPORATION
By: /s/Alexander Davern Name: Alexander Davern Title: Chief Financial Officer